As filed with the Securities and Exchange Commission on July 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADAPTHEALTH CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	8082 (Primary Standard Industrial Classification Code Number)	82-3677704 (I.R.S. Employer Identification Number)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

(610) 630-6357

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christopher Joyce

General Counsel

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA 19462

(610) 630-6357

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Steven Gartner Michael Brandt Danielle Scalzo Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Telephone: (212) 728-8000	Marc Jaffe Ian Schuman Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-239515

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Class A Common Stock, par value $0.0001 per share	$16,646,250	$2,160.68

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes additional shares of Class A common stock that the underwriters have the option to purchase.

(2)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum offering price of $125,953,750 and paid a filing of $16,348.00 for the Registration Statement on Form S-1 (File No. 333-239515), which was declared effective on June 30, 2020.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

AdaptHealth Corp., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of Class A Common Stock, par value $0.0001 per share, of the Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1 (File No. 333-239515) (the “Prior Registration Statement”), which the Commission declared effective on June 30, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price by $16,646,250, which represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

INDEX TO EXHIBITS

Exhibit No.

5.1*	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of KPMG LLP
23.2	Consent of Grant Thornton LLP
23.3	Consent of RSM US LLP
23.4*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*	Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-239515), filed with the Securities and Exchange Commission on June 29, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AdaptHealth Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania, on this July 1, 2020.

AdaptHealth Corp.

By:	/s/ Luke McGee Luke McGee Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

	Signature	Title	Date

By:	/s/ Luke McGee Luke McGee	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2020

By:	* Gregg Holst	Chief Financial Officer (Principal Financial and Accounting Officer)	July 1, 2020

By:	* Richard Barasch	Chairman of the Board	July 1, 2020

By:	* Joshua Parnes	President and Director	July 1, 2020

By:	* Alan Quasha	Director	July 1, 2020

By:	* Terence Connors	Director	July 1, 2020

By:	* Dr. Susan Weaver	Director	July 1, 2020

By:	* Dale Wolf	Director	July 1, 2020

*By:	/s/ Luke McGee
Luke McGee Attorney-in-fact